Exhibit 99.1





For Immediate Release                   Kronos Contact:   Paul Lacy
                                                          (978) 947-4944
                                                          placy@kronos.com



               Kronos(R) REPORTS FIRST QUARTER FISCAL 2004 RESULTS


CHELMSFORD, Mass., Jan. 29, 2004 -- Kronos(R) Incorporated (Nasdaq: KRON) today reported financial results for the first quarter of Fiscal 2004. Net income for the first quarter of Fiscal 2004 increased 5.1 percent to $7.4 million, or $.23 per diluted share, as compared to $7.0 million, or $.23 per diluted share, for the same period a year ago. Revenue for the first quarter totaled $99.7 million as compared to $89.7 million for the same period a year ago.

"Kronos has performed well over the past year, consistently meeting or exceeding our guidance in what has been a very challenging software environment," said Mark S. Ain, Kronos' chief executive officer. "We continued this impressive track record in our first quarter even with the investments that we're making to execute our product delivery schedule and enhance our infrastructure. Demand for our human resources, payroll, scheduling, and time and labor solutions remains strong as organizations strive to reduce costs and improve labor productivity. We are particularly pleased with the level of interest in our HR and payroll solutions."

This marks Kronos' 96th straight quarter of revenue growth compared to the same period in the previous year, and 67th consecutive quarter of profitability (Note
1). Kronos' balance sheet remains strong with $145.0 million in cash and investments and no debt. Total deferred maintenance, professional services, and product revenue at the end of the quarter was $124.0 million. Cash flow from operations was $14.8 million for the quarter compared to $13.8 million for the same period last year. Days sales outstanding for accounts receivable was 66 days at the end of the quarter.

                                     (more)

Quarterly Wins
In addition to gaining market share through strong customer acceptance of HR and payroll solutions, Kronos continues to experience enthusiastic customer adoption of its time and labor solutions from large employers around the world. Kronos has hundreds of large-scale, enterprise-wide, centralized deployments of its entirely Web-based solution. Many large-scale, enterprise customers are broadening their use of a Kronos solution, including Cendant, which expanded its enterprise license from 60,000 to 100,000 employees during the quarter, and Cargill, which expanded its enterprise license from 15,000 to 32,000 employees. In both cases, the organizations expanded their use of a Kronos solution to accommodate additional business units and achieve an even broader enterprise-wide view of their entire workforce.

"We believe that dynamics such as the nursing shortage in healthcare, the desire to deploy the workforce more effectively in retail, and budget and funding cuts in government and education are all driving organizations to seek help from Kronos. While these are prevalent business drivers for Kronos today, the overarching benefits achieved through the use of a Kronos solution remain the same. Organizations turn to Kronos in an effort to boost worker productivity," continued Ain.

In addition to Cargill and Cendant, notable wins from new and existing customers during the quarter for enterprise-wide deployments of Kronos solutions included Auburn University, Centegra Health System, The Gymboree Corporation, McGraw-Hill, Montefiore Medical Center, Nokia, North American Manufacturing, Orange County Public Schools in Florida, Pacific Choice, Potlatch Corp., See's Candies, Sunrise Growers, and many others.

Outlook
"We expect to report second quarter revenue in the range of $106-110 million and earnings in the range of $.22-.28 per share," concluded Ain. "Our guidance for Fiscal 2004 as a whole remains unchanged. We expect to report Fiscal 2004 revenue of $446-459 million, with earnings per share in the range of $1.27-1.35."

Conference Call Webcast
Kronos senior management plans to review its first-quarter results during a conference call today beginning at 4:30 p.m. Eastern. The conference call will be webcast live at http://www.kronos.com/invest and will be available for replay purposes.


                                     (more)

About Kronos Incorporated
Kronos Incorporated is a single-source provider of human resources, payroll, scheduling, and time and labor solutions. Kronos' best-in-class Employee Relationship Management solution enables organizations to reduce costs and increase productivity, put real-time information in the hands of decision makers, align employee performance with organizational objectives, and improve employee satisfaction. More than 40,000 organizations trust Kronos to solve their employee-centric business challenges. Learn more at www.kronos.com.

Safe Harbor Statement
This press release contains forward-looking statements that involve a number of risks and uncertainties, including the performance estimates and statements relating to earnings and revenue growth and profitability, the ability to close potential product sales transactions, the ability to realize revenues from the sales pipeline, the market acceptance of our new products and enhancements, our ability to monitor and manage discretionary costs, growth in the market for our products and within the economy generally, and potential acquisitions. Among the important factors that could cause actual operating results to differ materially from those indicated by such forward-looking statements are delays in product development, including enhancements to existing products, product performance issues, competitive pressures, general economic conditions, possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangement and the risk factors detailed in the company's periodic reports and registration statements filed with the Securities and Exchange Commission. The timing of the release of new products or product enhancements will take place if and when available and at the sole discretion of Kronos.

Note 1: Excluding a one-time special charge in the second quarter of Fiscal
2001.

                                       ###

(C) 2004 Kronos Incorporated. Kronos and the Kronos logo are registered trademarks of Kronos Incorporated or a related company. All other product and company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

                               KRONOS INCORPORATED
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except share and per share amounts)
                                    UNAUDITED


                                                                 Three Months Ended
                                                            ---------------------------
                                                            January 3,     December 28,
                                                               2004            2002
                                                            ----------     ------------
     Net revenues:
         Product ......................................   $     39,140    $     38,887
         Maintenance ..................................         34,147          28,985
         Professional services ........................         26,386          21,837
                                                          ------------    ------------
                                                                99,673          89,709
     Cost of sales:
         Costs of product .............................          9,700           9,427
         Costs of maintenance and professional services         32,045          26,237
                                                          ------------    ------------
                                                                41,745          35,664
                                                          ------------    ------------
               Gross profit ...........................         57,928          54,045
     Operating expenses and other income:
         Sales and marketing ..........................         31,020          28,689
         Engineering, research and development ........          9,675           8,483
         General and administrative ...................          6,359           6,045
         Amortization of intangible assets ............          1,007             719
         Other income, net ............................         (1,518)           (905)
                                                          ------------    ------------
                                                                46,543          43,031

               Income before income taxes .............         11,385          11,014
     Provision for income taxes .......................          3,973           3,965
                                                          ------------    ------------
               Net income .............................   $      7,412    $      7,049
                                                          ============    ============
     Net income per common share:
               Basic ..................................   $       0.24    $       0.24
                                                          ============    ============
               Diluted ................................   $       0.23    $       0.23
                                                          ============    ============

     Weighted-average common shares outstanding:
               Basic ..................................     30,689,641      29,459,739
                                                          ============    ============
               Diluted ................................     31,883,117      30,614,628
                                                          ============    ============

                               KRONOS INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)
                                    UNAUDITED

                                                                                             January 3,   September 30,
                                                                                                2004           2003
                                                                                             ----------   -------------
                                               ASSETS
Current assets:
     Cash and equivalents ................................................................   $  49,733    $  69,884
     Marketable securities ...............................................................      46,474       17,056
     Accounts receivable, less allowances of $7,551 ......................................      73,480       84,275
         at January 3, 2004 and $7,833 at September 30, 2003
     Deferred income taxes ...............................................................       8,818        8,427
     Other current assets ................................................................      19,076       18,649
                                                                                             ---------    ---------
             Total current assets ........................................................     197,581      198,291

Property, plant and equipment, net .......................................................      39,491       39,263
Marketable securities ....................................................................      48,771       44,065
Intangible assets ........................................................................      22,723       22,938
Goodwill .................................................................................      72,591       70,446
Capitalized software, net ................................................................      23,061       23,012
Other assets .............................................................................      14,811       14,791
                                                                                             ---------    ---------
             Total assets ................................................................   $ 419,029    $ 412,806
                                                                                             =========    =========

                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable ....................................................................   $   6,275    $   6,584
     Accrued compensation ................................................................      30,356       35,655
     Accrued expenses and other current liabilities ......................................      10,834       16,169
     Deferred product revenues ...........................................................       3,312        3,387
     Deferred professional service revenues ..............................................      36,856       39,745
     Deferred maintenance revenues .......................................................      76,944       75,505
                                                                                             ---------    ---------
             Total current liabilities ...................................................     164,577      177,045

Deferred maintenance revenues ............................................................       6,925        7,319
Deferred income taxes ....................................................................       8,715        8,190
Other liabilities ........................................................................       3,792        3,655

Shareholders' equity:
     Preferred Stock, par value $1.00 per share:  authorized 1,000,000 shares,
         no shares issued and outstanding ................................................         -            -
     Common Stock, par value $.01 per share:  authorized 50,000,000 shares, 30,887,026 and
         30,439,778 shares issued at January 3, 2004 and September 30, 2003, respectively          309          304
     Additional paid-in capital ..........................................................      48,335       38,110
     Retained earnings ...................................................................     185,253      177,841
     Cost of Treasury Stock (132 shares and 260 shares at
         January 3, 2004 and September 30, 2003, respectively) ...........................          (5)          (6)
     Accumulated other comprehensive income:
         Foreign currency translation ....................................................         991           (8)
         Net unrealized gain on available-for-sale investments ...........................         137          356
                                                                                             ---------    ---------
                                                                                                 1,128          348

             Total shareholders' equity ..................................................     235,020      216,597
                                                                                             ---------    ---------
             Total liabilities and shareholders' equity ..................................   $ 419,029    $ 412,806
                                                                                             =========    =========